                                                                  EXHIBIT 10.94




                          CONSTRUCTION LOAN AGREEMENT


       This Construction Loan Agreement is made as of the 30th day of April, 1996 (the "Effective Date"), by and between Preferred Equities Corporation, a Nevada corporation ("Borrower") and NBD Bank, a Michigan banking corporation ("Lender").


                           WITNESSETH:


       A. Borrower is the owner of certain real estate located in Nye County, Nevada and legally described on Exhibit A attached hereto (the "Land").

       B. Borrower proposes to construct certain infrastructure improvements including water lines, sewer lines and roadways (the "Improvements") for the benefit of the Land as well as additional land owned by Borrower and others.

       C. Borrower has applied to Lender for a loan in the maximum amount of One Million Four Hundred Forty Thousand Dollars ($1,440,000) (the "Loan") to finance construction of the Improvements.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE 1.

                                  DEFINITIONS

       1.1 The following terms as used herein shall have the following meanings:

       Budget: The budget for the Construction described in Section 7.1 hereof.

       Change Order: Any amendments or modifications to the Plans and Specifications, the General Contracts, or the contracts with the Engineer in excess of $50,000 in any one instance.

       Completion Date: The date upon which the Improvements have been completed in accordance with the terms of this Agreement.

       Construction: The construction of the Improvements pursuant to the Plans and Specifications.

       Construction Schedule: The Construction Schedule described in the General Contracts.

       Default Rate:  The default rate of interest specified in the Note.

       Engineer:  Crosby Mead Benton & Associates.

       Environmental Law(s): Any law, regulation, rule, policy, ordinance or similar requirement which governs or protects the environment, enacted from time to time by the United States, any state, or any county, city or agency or subdivision of the United States or any state.

       General Contracts: The construction contracts for the Construction between Borrower and General Contractors and/or a construction contract consistent with the proposal attached hereto as Exhibit C.

       General Contractors: With respect to the roadway improvements, Wulfenstein Construction and, with respect to the water and sewer improvements, Floyd's Construction Inc.

       Guarantor: Mego Financial Corp., a New York corporation, who shall guarantee payment and completion of the construction as hereunder required.

       Hazardous Material: Any material or substance: (1) which is or becomes defined as a hazardous substance, pollutant, or contaminant, pursuant to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 USC {9601 et seq.) as amended and regulations promulgated under it; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is or becomes defined as hazardous waste pursuant to the Resource Conservation and Recovery Act ("RCRA") (42 USC {6901 et seq.) as amended and regulations promulgated under it; (4) containing polychlorinated biphenyls (PCBs); (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law; (8) which is or becomes defined or identified as a hazardous waste, hazardous substance, hazardous or toxic chemical, pollutant, contaminant, or biologically hazardous material under any Environmental Law.

       Lender's Consulting Engineer: The Engineer provided that the Engineer delivers to Lender a written agreement acknowledging that the Engineer is being retained by the Borrower for the benefit of the Lender to review construction of the Improvements and provide related services for the benefit of the Lender in addition to services for which the Engineer has been or may be retained for the benefit of the Borrower and that notwithstanding the retaining of the Engineer in this dual capacity, the Lender does not waive any right or claim of action which may arise or to which Lender may be entitled as a result of the Engineer's failure to perform any services for which it has been retained on behalf of Lender.

      Loan Documents:  The Loan Documents as defined in Section 3.2 below.

       Loan Fee: $14,400 to be paid by Borrower to Lender as of the Effective Date.

       Loan Maturity Date: The date which shall be twenty-four (24) months from the Effective Date.

       Loan Opening:  The first disbursement of Loan proceeds.

       Loan Opening Date:  The date of Loan Opening.

       Loan Policy of Title Insurance. American Land Title Association Loan Policy, revised as to the most recent date and showing Lender as the insured party, all as more fully described in Section 5.1(b) below.

       Permitted Exceptions: Those matters listed in Exhibit B hereto to which the interest of Borrower in the Land may be subject at the Loan Opening Date and thereafter and any such other title exceptions or objections, if any, as the Lender, or its counsel, may approve in writing.

       Plans and Specifications: Plans and specifications for the construction of the Improvements as referred to in Section 6.1(b) of this Agreement and identified on Exhibit D, as such plans and specifications may be amended from time to time in accordance with this Agreement.

       Right-of-Way: The land comprising the publicly dedicated right-of-way within which the Improvements shall be constructed.
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       Scheduled Completion Date:  April 30, 1997.

       Title Insurer: United Title of Nevada or such other title insurance company licensed in Nevada, as may be approved by Lender.

                                   ARTICLE 2.

                         REPRESENTATIONS AND WARRANTIES

       2.1 Representations and Warranties of Borrower. To induce Lender to execute this Agreement and perform the obligations of Lender hereunder, Borrower hereby represents and warrants to Lender as follows:

           (a) That on the Loan Opening Date and thereafter, Borrower will have good and marketable fee simple title to the Land, subject only to the Permitted Exceptions;

           (b) That no litigation or proceedings are pending, or to the best of Borrower's knowledge are threatened, against Borrower or the Guarantor (i) which will affect the validity or priority of the lien of the Deed of Trust, or
(ii) which will materially affect the ability of Borrower or the Guarantor to perform their respective obligations pursuant to and as contemplated by the terms and provisions of this Agreement and the Loan Documents (as defined hereinafter);

           (c) That the matters of fact upon which the opinion of counsel as recited in Section 5.1(e) hereof are based and, to the best of the Borrower's knowledge, the matters to which the Engineer shall certify in the Engineer's certificate as recited in Section 5.1(h) hereof are true;

           (d) That the execution, delivery and performance of this Agreement and the Loan Documents have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) a breach or default under any other agreement to which Borrower, or to the best of its knowledge, the Guarantor is a party or may be bound or affected, or a violation of any law or court order which may affect the Improvements or the Land any part thereof, any interest therein, or the use thereof;

           (e) That as of the date hereof (i) no condemnation of any portion of the Land, (ii) no condemnation or relocation of any roadways abutting the Land, and (iii) no denial of access to the Land from any point of access to the Land, has commenced or, to the best of Borrower's knowledge, is contemplated by any governmental authority;

           (f) That the Budget is true and correct and that the amounts set forth in the Budget present a full and complete representation of all costs, expenses and fees which Borrower expects to pay or anticipates becoming obligated to pay to complete the Construction by the Scheduled Completion Date;

           (g) Except as restated by subsequent financial statements delivered to Lender, that all financial statements and information furnished to Lender by Borrower or the Guarantor are true, correct and complete in all material respects as of the respective dates thereof and all other information previously furnished by Borrower or Guarantor to Lender in connection with the Loan are true, complete and correct in all material respects as of the respective dates thereof and all financial statements and information furnished to Lender include all material facts necessary to make the statements and information not misleading;

           (h) That no material adverse change in the financial condition of Borrower or
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the Guarantor has occurred since the last date of submission to Lender of financial statements and written representations of financial condition;

           (i) That neither the Construction of the Improvements or the proposed use of the Land will violate (i) any statutes, laws, regulations, rules, ordinances or orders of any kind whatsoever (including without limitation zoning, building and fire codes, laws, ordinances, regulations or approvals and Environmental Laws), or (ii) any building permits, restrictions of record, or any agreement affecting the Improvements or the Land or any part thereof. Neither the zoning laws nor any other laws governing the right to construct the Improvements requires use of any real estate other than the Right-of-Way within which the Improvements shall be constructed. Without limiting the generality of the foregoing, all consents, licenses and permits and all other governmental authorizations or approvals required to commence the Construction of the Improvements and to sell the platted lots comprising the Land have been obtained or will be obtained prior to the Loan Opening Date and that all laws, rules and regulations of the State of Nevada or any subdivision thereof relating to the Construction of the Improvements and the sale of the lots have been and will be complied with;

           (j) That all other consents and approvals from any persons or entities which are necessary or required for the Construction have been obtained by Borrower or will be obtained prior to the Loan Opening Date (or prior to such time as such consents or approvals are required);

           (k) That, upon completion of the Construction of the Improvements, the Land will have adequate water and sanitary sewerage facilities, and means of vehicular access between the Land and public highways; that to the best of the Borrower's knowledge, none of the foregoing will be delayed or impeded by virtue of any requirements under any applicable Environmental Laws;

           (l) That neither the Borrower nor, to the best of the Borrower's knowledge, any previous owner of the Land or the Right-of-Way nor any third party has ever caused or permitted any Hazardous Material to be placed, held, located, generated, stored or disposed of on, under or at the Land or the Right-of-Way, or any part thereof, and the Land or the Right-of-Way has never been used (whether by the Borrower or to the best knowledge of the Borrower by any other person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Material;

           (m) That when completed in accordance with the Plans and Specifications, the Improvements will be constructed within the Right-of-Way and will not encroach upon any other land;

           (n) That each lot comprising the Land is taxed separately and without regard to any other property which is not included in the real property subject to the Deed of Trust and for all purposes each lot comprising the Land may be mortgaged, conveyed and otherwise dealt with as an independent parcel;

           (o) That Borrower is not nor will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", foreign trust", "foreign estate", "foreign person", or "affiliate" of a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code and the regulations promulgated thereunder;

           (p) That a substantial portion of the materials necessary for the completion of Construction of the Improvements have been purchased or will be purchased prior to the Loan Opening Date; and

           (q) That all statements set forth in the Recitals are true and correct.

       2.2 Survival of Representations and Warranties. Borrower agrees that all of its
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representations and warranties set forth in Section 2.1 hereof and elsewhere in this Agreement will be true at the Loan Opening Date and at all times thereafter. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties, subject to modifications disclosed in the information delivered pursuant to Section 10.1(k) provided that further disbursements of the Loan proceeds shall be subject to Lender's approval, in its sole discretion, of such modifications.

                                   ARTICLE 3.

                          TERMS OF LOAN AND DOCUMENTS

       3.1 Agreement to Borrow and Lend. Subject to all of the terms, provisions and conditions set forth in this Agreement, Lender agrees to make and Borrower agrees to accept the Loan.

       3.2 Loan Documents. Borrower agrees that it will, on or before the Loan Opening Date, execute and deliver or cause to be delivered to Lender the following documents and instruments (hereinafter collectively called the "Loan Documents") in form and substance acceptable to Lender:

           (a) A note ("Note") from Borrower payable to the order of Lender in the original principal amount of One Million Four Hundred Forty Thousand Dollars ($1,440,000);

           (b) A valid deed of trust ("Deed of Trust") on the Land, securing without limitation the Note, subject only to the Permitted Exceptions;

           (c) Collateral assignments to Lender of all of Borrower's right, title and interest in and to (i) the General Contracts, all other contracts and agreements executed by Borrower in connection with the Construction, (ii) all assignable building permits, governmental permits, licenses and authorizations issued from time to time in connection with the Construction, (iii) the Plans and Specifications, and (iv) Borrower's agreements with the Engineer retained by Borrower in connection with the Construction;

           (d) Guaranty Agreement (the "Guaranty") by the Guarantor dated the date hereof;

           (e) An affirmation of the representations and covenants set forth in the Environmental Certificate dated June 14, 1994 ("Environmental Certificate") from Borrower to Lender regarding Borrower's compliance with Environmental Laws; and

           (f) Such other documents from Borrower, Guarantor or third parties as may be required by this Agreement or as Lender may reasonably require.

       3.3 Interest Rate. The Loan will bear interest at the rate set forth in the Note. Interest on the Loan shall be computed on the principal sum of each Loan disbursement from time to time on a basis of a 360-day year, and shall be charged for the actual number of days within the period for which interest is being charged. Upon default or delinquency in the making of payments when due, the interest rate under the Loan shall be at the Default Rate.

       3.4 Term of the Loan. The unpaid principal balance, all accrued and unpaid interest and all other sums due and payable hereunder, under the Note or other Loan Documents, if not sooner paid, shall be paid in full on the Loan Maturity Date.

       3.5 Prepayments. Borrower shall have the right to make prepayments of the Loan in
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whole or in part as permitted by and in accordance with the terms of the Note.

                                   ARTICLE 4.

                           LOAN EXPENSE AND ADVANCES;
                         SECURITY OF MORTGAGE FOR SAME

       4.1 Loan Expense. Borrower agrees to pay all expenses of the Loan, including all recording charges, title insurance charges, costs of surveys, fees of Lender's Consulting Engineer, reasonable fees and expenses of Lender's attorneys (other than fees and expenses incurred in connection with the initial documentation and negotiation of the Loan Documents which shall be paid by Lender), and all costs and expenses incurred by Lender in connection with the determination of whether or not Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder. All such expenses, charges, costs and fees shall be the Borrower's obligation regardless of whether the Loan is disbursed in whole or in part unless such failure to disburse is due to Lender's wrongful failure to disburse hereunder.

       4.2 Lender's Loan Fee. Borrower agrees, as consideration for the execution of this Agreement by Lender and the forward commitment of Lender, to pay on the Effective Date the Loan Fee.

       4.3 Time of Payment of Fees. Borrower shall pay all fees and expenses incurred by Lender and required to be paid by Borrower under this Agreement at the Effective Date, the Loan Opening Date and at such subsequent times as Lender may determine.

       4.4 Expenses and Advances Secured by Loan Documents. Any and all advances or payments made by Lender under this Agreement from time to time, and any amounts expended by Lender pursuant to Section 15.1(a) hereof or for Lender's Consulting Engineer's fees and attorneys' fees and expenses, and all other Loan expenses shall, as and when advanced or incurred by Lender, constitute additional indebtedness evidenced by the Note and secured by the Deed of Trust and the other Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the aggregate face amount of the Note.

                                   ARTICLE 5.

                    NON-CONSTRUCTION REQUIREMENTS PRECEDENT
                           TO THE OPENING OF THE LOAN

       5.1 Conditions Precedent. Borrower agrees that Borrower will perform and satisfy all of the following conditions precedent prior to its initial request for a Loan, and Borrower agrees that Lender's obligation to make the first disbursement of the Loan and thereafter to make further disbursements of the proceeds thereof, is conditioned upon Borrower's performance or satisfaction of all such conditions precedent:

           (a) No Event of Default by Borrower or Guarantor shall have occurred under this Agreement or any of the Loan Documents and Borrower and Guarantor shall have timely complied with and performed all of Borrower's covenants, agreements and obligations under this Agreement which by their terms are required to have been complied with and performed by Borrower.

           (b) Borrower shall have furnished to Lender a title insurance commitment ("Commitment") for an ALTA Loan Policy of Title Insurance in the full aggregate amount of the Loan, issued by the Title Insurer, establishing that the Title Insurer is prepared to insure the Deed of Trust as a valid and subsisting first lien on the Land and all appurtenant easements as reasonably required by Lender, to the extent of advances of the Loan, subject only to (i) the Permitted Exceptions, and (ii) customary objections and exceptions relating to the issuance of a Loan Policy of Title Insurance which, by their nature, cannot be eliminated until completion of Construction. The Commitment shall
(1) contain a mechanic's lien endorsement in form acceptable to Lender's counsel; (2) specifically insure the Lender that (y) no restrictions of record affecting the Land have been violated, and (z) the Land has access to publicly dedicated streets, and (3) contain such other endorsements as Lender may require. Borrower agrees to deliver to the Title Insurer such other papers, instructions and documents as the Title Insurer may require for the issuance of the Commitment and the issuance of date-down endorsements and interim certifications relating to the Construction payouts provided in Article 9 hereof and in accordance with all requirements of this Agreement.

           (c) Borrower shall have furnished Lender copies of the recorded plats of the Land, made by a Nevada registered or certified land surveyor, showing the outline of the Land and, if requested by Lender, evidence satisfactory to Lender that no improvements have been constructed on the Land.

           (d) Borrower shall have furnished to Lender certificates of insurance for policies for which the premiums have been fully prepaid (which, in the case of insurance on the Improvements, during the time of Construction shall be in builder's risk form and which shall include all insurance required to be carried by Borrower, as "owner", under the provisions of all construction contracts let by Borrower) which shall be with companies and in form and amounts and with coverage satisfactory to Lender. Such insurance shall include the following:

               (i) Casualty insurance insuring the Improvements, including all materials in storage and while in transit during the construction period, against loss or damage by fire or other casualty, with extended coverage and with coverage for such other hazards (including "collapse" and coverage in so-called "all risk" form);

               (ii) Comprehensive general liability insurance (including contractual liability) for the Land naming Lender as an additional insured with liability insurance limits of $3,000,000 combined single limit for personal injury and property damage, with $20,000,000 "umbrella" coverage; and

               (iii) Professional liability insurance covering the Engineer.

Borrower shall have furnished evidence satisfactory to Lender that no part of the Land is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards. Borrower also shall have furnished evidence satisfactory to Lender that the General Contractors have obtained workers' compensation insurance in compliance with all applicable federal, state and local laws. The insurance required hereunder may be provided under blanket insurance policies. All policies required under this
Section 5.1(d) and all other insurance required under this Agreement shall provide that the insurance evidenced thereby shall not be canceled or modified without at least 30 days prior written notice from the insurance carrier to Lender. Further, Borrower shall deliver renewal certificates of all insurance required under this Section 5.1(d) and all other insurance required under this Agreement together with written evidence of full payment of the annual premiums therefor at least 30 days prior to the expiration of the existing insurance.

           (e) Borrower shall have furnished to Lender an opinion from counsel for Borrower and the Guarantor in the form satisfactory to Lender and its counsel.

           (f) Borrower shall have furnished Lender evidence satisfactory to Lender, including certified resolutions of the board of directors of the Borrower, that the individual executing this Agreement and the other Loan Documents on behalf of the Borrower has been duly authorized by all appropriate corporate action to execute and deliver this Agreement and the Loan Documents on behalf of the Borrower.

           (g) Borrower shall have furnished to Lender certified copies of the articles of incorporation and a good standing certificate for Borrower and the articles of incorporation and a good standing certificate for the Guarantor.

           (h) Lender shall have received a certification from the Lender's Consulting Engineer to be delivered to Lender pursuant to Section 6.1(b) hereof.

           (i) Borrower shall have furnished to Lender a report or certification from an environmental consultant satisfactory to Lender stating there has been no accumulation, storage or disposal of Hazardous Material on, under or about the Land and the Right-of-Way which violates Environmental Laws.

           (j) Borrower shall have complied with the applicable requirements of Articles 6 and 9 of this Agreement.

                                   ARTICLE 6.

                        CONSTRUCTION PAYOUT REQUIREMENTS
                         PRECEDENT TO THE LOAN OPENING

       6.1 Required Construction Documents. Borrower shall cause the following to be furnished to Lender in sufficient time for review by Lender prior to the Loan Opening Date, all in form and substance satisfactory to Lender:

           (a) Executed copies of all of Borrower's existing contracts with engineers, including its contracts with the Engineer and copies of the General Contracts.

           (b) Plans and Specifications (in duplicate) for the Construction, together with a certificate of the Engineer in favor of Lender which shall be in the form attached as Exhibit E.

           (c) Such documents as Lender may reasonably require (i) in connection with applications for disbursements of Loan proceeds; (ii) to establish the identity and power and authority of any person or persons who may be authorized by Borrower to execute such documents; (iii) to establish that all permits, licenses and approvals (including any and all environmental protection permits) required for the Construction of the Improvements have been obtained by Borrower; and (iv) to establish that the Improvements, once constructed, will comply with all applicable zoning, building and fire codes, laws, regulations and ordinances.


                                   ARTICLE 7.

                                   BUDGET AND
                              SUFFICIENCY OF LOAN
                            TO COMPLETE CONSTRUCTION

       7.1 Budget.  A copy of the final Budget is attached hereto as Exhibit F.

       7.2 Loan in Balance. Anything in this Agreement contained to the contrary notwithstanding, it is expressly understood and agreed that the Loan shall at all times be "in balance." The Loan shall be deemed to be "in balance" only at such time and from time to time, as Lender may determine, in its sole but reasonable discretion, that the then undisbursed portion of the Loan equals or exceeds the amount necessary to pay for all work done and not theretofore paid for or to be done in connection with the completion of the Construction of the Improvements in accordance with the Plans and Specifications.

       Borrower agrees that if for any reason the amount of undisbursed proceeds of the Loan shall at any time be or become insufficient for the purposes described in this Section 7.2 regardless of how such condition may have been brought about, Borrower or Guarantor shall, within five (5) days after written request by the Lender, deposit the deficiency with the Lender, provide an alternative source of funds acceptable to Lender in its discretion, or otherwise cure such condition to the satisfaction of Lender in its discretion.

                                   ARTICLE 8.

                        LENDER'S OBLIGATION TO DISBURSE
                              PROCEEDS OF THE LOAN

       8.1 Construction Loan Opening. Upon Borrower's compliance with and satisfaction of all conditions precedent to the Loan Opening, Lender shall open the Loan hereunder.

       8.2 Conditions to Disbursement After Loan Opening. After the Loan Opening, Borrower shall be entitled to receive successive disbursements of proceeds of the Loan in accordance with Article 9 of this Agreement (other than the final disbursements described in Article 12 hereof) within three (3) business days after each successive compliance with all applicable conditions precedent thereto, and provided that (a) prior to each such disbursement no Event of Default shall have occurred under this Agreement or any of the Loan Documents, and (b) the Loan is "in balance" as required by Section 7.2 hereof, and (c) Borrower shall have furnished or caused to be furnished to Lender an endorsement to the Loan Policy of Title Insurance covering the date of disbursement and showing the Deed of Trust as a first, prior and paramount lien on the Land subject only to the Permitted Exceptions. Such disbursements shall be made no more frequently than twice in each calendar month. In addition, upon the occurrence and continuance of an Event of Default hereunder, such disbursements may be made directly to the person or persons entitled to such disbursement.

                                   ARTICLE 9.

                     CONSTRUCTION PAYOUT REQUIREMENTS WITH
                    RESPECT TO ALL DISBURSEMENTS OF THE LOAN

       9.1 Applicability of Sections. The provisions contained in this Article 9 shall apply to the Loan Opening and to all disbursements of Loan proceeds made thereafter.

       9.2 Documents to be Furnished for Each Disbursement. As a condition precedent to each disbursement of the Loan proceeds, Borrower shall furnish or cause to be furnished to Lender the following documents covering each disbursement, in form and substance satisfactory to Lender:

           (a) Lender's form of Project Construction Statement properly executed by Borrower and Lender's Consulting Engineer in form substantially similar to the form attached as Exhibit E;

           (b) Sworn statements for contractors and subcontractors, covering all work for which disbursement is to be made to a date specified therein, and covering all work otherwise paid for or to be paid for in connection with the Construction;

           (c) Copies of any Change Orders, whether proposed or executed, which have not been previously furnished to Lender;

           (d) Copies of all construction contracts having a total contract amount in excess of $50,000 which have been executed since the last disbursement;

           (e) Such other documentation which may be necessary to enable the Title Insurer to issue a so-called date-down endorsement to the Loan Policy of Title Insurance; and

           (f) If any material dispute arises between or among Borrower, General Contractors, or any other contractors, subcontractors and/or material supplier, or if any Change Order is being negotiated by Borrower, upon written request, a written summary of the nature of such dispute, or the status of such negotiations, as the case may be.

       9.3 Payments Directly to Contractors and Subcontractors. Upon the occurrence of an Event of Default hereunder, Lender may in its sole discretion make payments for the cost of the Construction directly to the General Contractors, any subcontractors or material supplier.

       9.4 Lender's Right to Employ Lender's Consulting Engineer. Lender shall have the right to employ Lender's Consulting Engineer to review the Plans and Specifications and all other matters related to the Construction, and to inspect all Construction and the progress of the same. All fees and expenses of Lender's Consulting Engineer shall be borne by Borrower as a loan expense.

                                  ARTICLE 10.

                             BORROWER'S AGREEMENTS

       10.1    Borrower further covenants and agrees:

           (a) Opening of Loan. That all conditions precedent to the Loan Opening shall be complied with on or prior to the Loan Opening Date;

           (b) Construction. That (i) the Construction will commence on or before the Loan Opening Date, (ii) the Construction will continue with diligence and continuity and substantially in accordance with the Construction Schedule, (iii) the Construction will be completed in a good and workmanlike manner with materials of high quality, free of defects and liens, all substantially in accordance with the Plans and Specifications (or with any changes thereto that may be approved in writing by Lender) and all governmental and quasi-governmental requirements, including all requirements and conditions set forth in all permits, licenses and other governmental approvals which have been obtained or are required to be obtained for the Construction of the Improvements, (iv) the construction of the Improvements will be fully completed not later than the Scheduled Completion Date.

           (c) Changes in Plans and Specifications. That no changes will be made in the Plans and Specifications which result in expenditures in excess of $50,000 without the written approval of Lender, except as permitted under subparagraph (d) below.

           (d) Change Orders. That no Change Orders shall be allowed with respect to the Improvements to any contractor without Lender's prior written consent; provided that (i) Lender agrees to make its determination as soon as possible and in any event within two (2) business days of receipt of the Change Order, (ii) Lender agrees not to withhold its approval of any Change Order which does not increase the Budget or for which Borrower pays the increased cost of such item or items directly, and (iii) Borrower shall give Lender, if requested by Lender, a summary of the status of any negotiations relating to any Change Order.

           (e) Inspection by Lender. That Borrower will cooperate (and will cause the General Contractors to cooperate) with Lender in arranging for inspections of the progress of the Construction by Lender's Consulting Engineer and other representatives of the Lender, from time to time.

           (f) Renewal of Insurance. To pay timely all premiums on all insurance policies required under this Agreement from time to time; and when and as additional insurance is required from time to time during the term of the Loan and when and as any policies of insurance may expire, furnish to Lender, premiums prepaid, additional and renewal insurance policies in companies, coverage and amounts reasonably satisfactory to Lender, all in accordance with Sections 5.1(d) above. Notwithstanding this Section 10.1(f), upon the occurrence of an Event of Default under this Agreement or any of the Loan Documents, Lender shall have the right (but not the obligation) to place and maintain insurance required to be placed and maintained by Borrower hereunder and treat the amounts expended therefor as additional disbursements of Loan proceeds.

           (g) Payment of Taxes. To pay all special assessments which may have been placed in collection and all real estate taxes and assessments of every kind upon the Land before the same become delinquent; provided, however, that Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment but only if (x) such contest has the effect of preventing the collection of such taxes so contested and also prevent the sale or forfeiture of the Land or the Improvements or any part thereof or any interest therein, (y) Borrower has notified Lender of its intent to contest such taxes and (z) Borrower has deposited security in form and amount reasonably satisfactory to Lender in its sole judgment, and increases the amount of such security so deposited promptly after Lender's request therefor.

           (h) Proceedings to Enjoin or Prevent Construction. That if any proceedings are filed seeking to enjoin or otherwise prevent or declare unlawful the Construction of the Improvements or any portion thereof, Borrower shall at its sole expense (i) cause such proceedings to be vigorously contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom.

           (i) Lender's Attorneys' Fees for Enforcement of Agreement. That in case of any Event of Default under this Agreement or any of the Loan Documents, Borrower (in addition to Lender's attorneys' fees and expenses to be paid by Borrower under Section 4.1 of this Agreement) shall pay all of Lender's reasonable attorneys' fees and expenses in connection with the enforcement of this Agreement and the Loan Documents and such fees and expenses shall constitute additional indebtedness of Borrower to Lender, payable on demand and secured by the Deed of Trust and other Loan Documents.

           (j) Lender's Action for its Own Protection Only. That the authority herein conferred upon Lender, and any action taken by Lender to inspect the Improvements, to procure waivers or sworn statements, to approve contracts, subcontracts and purchase orders, to approve Plans and Specifications, will be exercised and taken by Lender and Lender's Consulting Engineer for their own protection only and may not be relied upon by Borrower for any purposes whatsoever; and neither Lender nor Lender's Consulting Engineer shall be deemed to have assumed any responsibility to Borrower with respect to any such action herein authorized or taken by Lender or Lender's Consulting Engineer or with respect to the Improvements, the proper construction performance of contracts, subcontracts or purchase orders by any contractors, subcontractors or material suppliers, or prevention of mechanics' liens from being claimed or asserted against any of the Improvements. Any review, investigation or inspection conducted by Lender, Lender's Consulting Engineer, any engineering or environmental consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrower's satisfaction of any conditions precedent to Loan disbursements under this Agreement, Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (i) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon or (ii) Lender's reliance upon any certifications of Borrower or the General Contractors required under this Agreement or any other facts, information or reports furnished Lender by Borrower hereunder.

           (k) Furnishing Information. That Borrower shall deliver or cause to be delivered to Lender annual financial statements (audited by an independent certified public accountant of recognized national standing) for Borrower as soon as available and in no event later than one hundred twenty (120) days after the close of each fiscal year. The Borrower shall also deliver or cause to be delivered to Lender the annual financial statements (audited by an independent certified public accountant of recognized national standing) of the Guarantor as soon as available and in no event later than one hundred twenty
(120) days after the close of each fiscal year, which annual statements shall be certified as true and correct by an authorized representative of the party to whom such statement relates. Additionally, Borrower will:

               (i) deliver or cause to be delivered to Lender unaudited quarterly financial statements for Borrower and Guarantor certified by an authorized representative of the party to whom such statements relate;

               (ii) deliver to Lender monthly sales reports regarding the sold and unsold lots comprising the Land;

               (iii) promptly supply Lender with such information concerning its respective affairs relating to the Construction of the Improvements as Lender may reasonably request from time to time hereafter;

               (iv) promptly supply or cause to be supplied to Lender such other information regarding the conditions or operations, financial or otherwise, of the Borrower and the Guarantor as Lender may reasonably request from time to time hereafter;

               (v)  promptly notify Lender of any
           condition or event which constitutes (or which upon the giving of notice or lapse of time or both would constitute) a breach or event of default of any term, condition, warranty, representation or provision of this Agreement or of any of the Loan Documents;

               (vi) promptly notify Lender of any "material adverse financial change" in the respective financial conditions of the Borrower or the Guarantor;

               (vii) promptly notify Lender of any "material adverse financial change" in connection with the Construction of the Improvements; and

               (viii) at any time during regular business hours and upon reasonable notice, permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the Construction of the Improvements and the financial condition of the Borrower and the Guarantor.

           (l) Furnishing Reports. At Lender's request, Borrower shall provide the Lender with copies of all inspections, reports, test results and other information received by Borrower from time to time from its employees, agents, representatives, architects, engineers, General Contractors and any other parties involved in the Construction of the Improvements, which in any way relate to the Improvements or the Construction, or any part thereof.

           (m) Furnishing Notices. At Lender's request, Borrower shall provide Lender with copies of all material notices pertaining to the Improvements or any part thereof received by Borrower (or its agents or representatives) from any federal, state or local governmental official, body, board or department or from any insurance company providing insurance on any of the Improvements, within ten (10) business days after such notice is received.

           (n) Correction of Defects. That within fifteen (15) days after notice, Borrower will proceed with diligence to correct all defects in the Improvements and any material departure from the Plans and Specifications (if not previously approved by Lender or permitted under this Agreement), or any other requirement of this Agreement. The disbursement of any Loan proceeds shall not constitute a waiver of Lender's right to require compliance with this covenant with respect to any such defect or departure from the Plans and Specifications or any other requirements of this Agreement. Any dispute as to the need to correct defects or departures from the Plans and Specifications shall be determined by the Lender's Consulting Engineer.

           (o) Hold Disbursements in Trust. That Borrower shall receive and hold in trust for the sole benefit of Lender (but not for the benefit of any other person, including, but not limited to, the General Contractors or any subcontractors) all advances made hereunder directly to Borrower, for the purpose of paying costs of Construction in accordance with the Budget. Borrower shall use the proceeds of the Loan solely for the payment of costs as specified in the Budget. Borrower will pay all other costs, expenses and fees relating to the Construction of the Improvements.

           (p) Indemnification. That Borrower shall indemnify Lender and hold Lender harmless from and against all claims, injury, damage, loss and liability of any and every kind to any persons or property by reason of or resulting from
(i) the Construction, (ii) any and all other work contemplated herein; or (iii) any other action or inaction by, or matter which is the responsibility of, Borrower.

           (q) Hazardous Materials. Borrower shall comply with the terms of the Environmental Certificate previously delivered to Lender.

                                  ARTICLE 11.

                                   CASUALTIES

       11.1 Lender's Election to Apply Insurance Proceeds on Indebtedness. In the event of any loss or damage to any portion of the Improvements due to fire or other casualty, Borrower shall have the right to settle insurance claims of $50,000 or less, without Lender's consent, and shall have the right to settle insurance claims in excess of $50,000 with the Lender's prior written consent. Subject to Section 11.2 hereof, Lender shall have the right (but not the obligation) to collect, retain and apply to the indebtedness of Borrower under this Agreement all insurance proceeds (after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and expenses).

       11.2 Borrower's Obligation to Rebuild and Use of Proceeds Therefor. All insurance proceeds shall be applied against the indebtedness of Borrower to Lender hereunder, with excess proceeds, if any, being paid by Lender to Borrower; provided, however, if (a) no Event of Default exists hereunder at the time the insurance proceeds are to be disbursed and (b) Borrower complies with all conditions set forth below, Borrower shall be entitled to use the proceeds of settlement of claims to rebuild the Improvements. The insurance proceeds, after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and expenses, shall be released to Borrower provided that Borrower shall:

           (i) Expeditiously repair and restore all damage to the portion of the Improvements in question resulting from such fire or other casualty so that the Improvements will be completed in accordance with the Plans and Specifications; and

           (ii) If the proceeds of insurance and the undisbursed available Loan proceeds are, in Lender's sole judgment, insufficient to maintain the Loan in balance in accordance with the provisions of Section 7.2 of this Agreement, then Borrower shall promptly deposit with Lender the amount of such deficiency or otherwise provide to Lender's satisfaction a source of funds to make up such deficiency.

       All proceeds of insurance and funds held by Lender shall first be fully disbursed before the disbursement of any further proceeds of the Loan. Any request by Borrower for a disbursement by Lender of insurance proceeds and funds deposited by Borrower pursuant to Section 11.2(ii) above shall be treated by Lender as if such request were for an advance of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Loan.


                                  ARTICLE 12.

                     FINAL DISBURSEMENT OF PROCEEDS OF LOAN

       12.1 Conditions Precedent to Final Disbursement. Lender shall make the final disbursement for completion provided that all of the following conditions have been complied with and satisfied on or before Scheduled Completion Date:

           (a) The Improvements have been completed in accordance with the Plans and Specifications;

           (b) Borrower has furnished Lender with copies of all final waivers of lien and sworn statements from contractors, subcontractors and material suppliers;

           (c) Borrower has furnished Lender with satisfactory evidence of the dedication of the Improvements to, and the acceptance of the Improvements by, Central Nevada Utilities Company;

           (d) Borrower has furnished to Lender certificates from Borrower and the General Contractors, each currently dated, certifying that (i) no notices of any claimed violations of ordinances arising from the Construction of the Improvements which have not been cured were served upon the party making such certification and (ii) the party making such certification is not aware of any circumstances which could give rise to the issuance of any such notice of claimed violation;

           (e) Borrower has furnished to Lender a certificate from the Engineer covering the completion date of the Improvements and stating that (i) the Improvements have been completed in accordance with the Plans and Specifications and (ii) the Improvements as so completed comply with all applicable laws and ordinances; and

           (f) All other requirements of this Agreement for disbursement of Loan proceeds have been complied with and satisfied.

                                  ARTICLE 13.

                           ASSIGNMENTS AND TRANSFERS

       13.1 Lender's Right to Assign. Lender, provided it remains obligated to service the Loan hereunder and to assure Borrower that the Loan is made available to Borrower pursuant to the terms hereof, shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement or any of its rights and security hereunder, including the Note, Deed of Trust, and any other Loan Documents. Borrower hereby agrees that all of the rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment.

       13.2 Prohibition of Assignments and Transfers by Borrower. Borrower shall not, without the prior written consent of Lender, assign or attempt to assign its rights under this Agreement. Except as provided hereinafter, Borrower will not, without the prior written consent of Lender, suffer or permit the Improvements or any part thereof or any interest therein to be assigned, sold, pledged, encumbered, transferred, hypothecated or otherwise disposed of until the provisions of this Agreement have been fully complied with and the Loan and all other sums evidenced by the Note and/or secured by the Deed of Trust and other Loan Documents, have been repaid in full. Notwithstanding the foregoing, Borrower may transfer its interest in the Improvements after completion of the Construction of the Improvements to Central Nevada Utilities Company prior to payment of all sums due Lender under the Note.

       13.3 Successors and Assigns. Subject to the foregoing restrictions on transfer and assignment contained in this Article 13, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

                                  ARTICLE 14.

                               EVENTS OF DEFAULT

       14.1 Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default," as such term is used herein:

           (a) If Borrower fails to pay when due any payment of principal or interest or both of the Loan which failure continues for a period of three (3) days after notice thereof;

           (b) If Borrower fails to perform any of its covenants, agreements and obligations under this Agreement or any of the Loan Documents other than as set forth in subparagraph (a) above, which failure continues for a period of fifteen (15) days after notice thereof;

           (c) If at any time Lender or Lender's Consulting Engineer disapproves of any material Construction work and Borrower fails to cause the same to be corrected to the reasonable satisfaction of Lender and Lender's Consulting Engineer within the time period set forth in Section 10.1(n) hereof;

           (d) If there occurs any delay in the Construction or discontinuance of Construction for a period of thirty (30) days other than delays resulting from labor disputes, fire, unusual delays in transportation of materials, adverse weather conditions which could not be reasonably anticipated, unavoidable casualties, or any other causes beyond Borrower's control (other than lack of funds) which do not extend Construction beyond the Completion Date;

           (e) If there occurs any default under the Note, Deed of Trust or any of the other Loan Documents, and such default is not cured within the applicable notice or cure period, if any;


           (f) If at any time or times hereafter any representation or warranty (including the representations and warranties of Borrower set forth in Article 2 of this Agreement), statement, report or certificate now or hereafter made by Borrower, the Guarantor or the Engineer is not true and correct in any material respect;

           (g) If Borrower fails, within ten (10) days after Lender's written request therefor, to pay Lender any amount by which the principal indebtedness under this Agreement may, at any time, exceed the face amount of the Note;

           (h) If all or substantially all of the assets of Borrower or the Guarantor are attached, seized, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, and the same is not vacated, stayed, dismissed, set aside or otherwise remedied within sixty (60) days after the occurrence thereof;

           (i) If Borrower or the Guarantor is enjoined, restrained or in any way prevented by any court order from constructing the Improvements, or if a notice of lien, levy or jeopardy assessment is filed of record with respect to all or any part of the property of Borrower or the Guarantor or by any governmental department, office or agency, or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent the foregoing parties from conducting all or a substantial part of its business affairs and failure to vacate, stay, dismiss, set aside or remedy the same within sixty
(60) days after the occurrence thereof;

           (j) If any petition is filed by or against the Borrower or the Guarantor under the federal Bankruptcy Act or any similar state or federal law, whether now or hereafter existing (and, in the case of involuntary proceedings, failure to cause the same to be vacated, stayed or set aside within sixty (60) days after filing);

           (k) If there is any "material adverse financial change" in Borrower or the Guarantor; for purposes hereof, an entity shall be deemed to have experienced a "material adverse financial change" if in Lender's reasonable judgment, an adverse financial change has occurred which could prevent timely completion of the Construction or timely repayment of the Loan or could prevent the Guarantors from meeting its obligations under the Guaranty;

           (l) If the Guarantor fails to observe or perform any of its obligations or covenants under the Guaranty and such failure continues beyond applicable grace periods, if any;

           (m) If there is any condition which continues to exist following applicable cure periods and would for any reason prevent Borrower from complying with the terms, provisions and conditions of this Agreement and all of the Loan Documents; or

           (n) If any assignment, pledge, encumbrance, transfer, hypothecation or other disposition of the Improvements or any portion thereof or interest therein is made in violation of Section 13.2 above.

                                  ARTICLE 15.

                  LENDER'S REMEDIES UPON ANY EVENT OF DEFAULT

       15.1 Remedies Conferred Upon Lender. Upon the occurrence of any Event of Default, Lender shall, in addition to all remedies conferred upon Lender by law or in equity and by the terms of the Note, Deed of Trust and the other Loan Documents, have the right but not the obligation to pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:

           (a) Complete the Construction, and take any other action whatever which, in Lender's sole judgment, is necessary to fulfill the covenants, agreements and obligations of Borrower under this Agreement and the Loan Documents, including the right to (x) avail itself of and procure performance of existing contracts and subcontracts, including the General Contracts, and
(y) let any contracts with the same contractors and subcontractors or others and to employ watchmen to protect the Improvements from injury. Without restricting the generality of the foregoing, and for the purpose aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney in fact with full power of substitution in the Improvements, and agrees that Lender shall be entitled to (i) complete the Construction, (ii) use unadvanced funds remaining in the Loan or which may be reserved, escrowed or set aside for any purpose whatever at any time, to complete the Construction, (iii) advance funds, in excess of the face amount of the Note, to complete the Construction,
(iv) make changes in the Plans and Specifications which shall be necessary to or desirable to complete the Construction in substantially the manner contemplated by the Plans and Specifications, (v) retain or employ such new general contractors, subcontractors, architects, engineers, environmental consultants and inspectors as may be required for said purposes, (vi) execute all applications and certificates which may be required by any of the Loan Documents, (vii) prosecute and defend all actions or proceedings connected with or relating to the Improvements, and (vii) do any and every act which the Borrower might do in its own behalf; it being understood and agreed that the foregoing power of attorney shall be a power coupled with an interest and cannot be revoked;

           (b) Withhold further disbursement of the proceeds of the Loan; and

           (c) Declare the Note to be immediately due and payable.

       15.2 Non-Waiver of Remedies. No waiver of any breach or default hereunder shall constitute or be construed as a waiver by Lender of any subsequent breach or default or of any breach or default of any other provision of this Agreement.

                                  ARTICLE 16.

                               GENERAL PROVISIONS

       16.1 Captions. The captions and headings of various Articles and Sections of this Agreement and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.

       16.2 Notices. Any notice, demand request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given if hand delivered or if mailed by United States registered or certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier, addressed as follows:

       If to the Borrower:

           Preferred Equities Corporation
           4310 Paradise Road
           Las Vegas, Nevada  89109
           Attn: Frederick H. Conte

       with a copy to:

           Preferred Equities Corporation
           4310 Paradise Road
           Las Vegas, Nevada  89109
           Attn: Jerome J. Cohen
                 President

       with a copy to Guarantor:

           Mego Financial Corp.
           4310 Paradise Road
           Las Vegas, Nevada  89109
           Attn:  Jerome J. Cohen
                  President

       If to Lender:

           NBD Bank
           611 Woodward Avenue
           Detroit, Michigan  48226
           Attn:  Richard J. Johnsen
                  Financial Services Division, 3rd Floor
or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

       16.3 Modification, Waiver. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

       16.4 Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of Michigan.

       16.5 Acquiescence Not to Constitute Waiver of Lender's Requirements. To the extent that Lender may have acquiesced in any noncompliance with any conditions precedent to the Loan Opening, or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds.

       16.6 Disclaimer by Lender. Lender shall not be liable to any contractors, subcontractors, supplier, laborer, architect, engineer, environmental consultant, tenant or other party for services performed or materials supplied in connection with the Construction. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Improvements. Borrower is not and shall not be an agent of the Lender for any purposes. Lender, by making the Loan or any action taken pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower. Lender shall not be deemed to be in privity of contracts with any contractors or provider of services to the Improvements, nor shall any payment of funds directly to contractors or subcontractors or provider of services be deemed to create any third party beneficiary status or recognition of same by the Lender.

       16.7 Right of Lender to Make Advances to Cure Borrower's Defaults. If Borrower shall fail to perform in a timely fashion any of Borrower's covenants, agreements or obligations contained in this Agreement or the Loan Documents, Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any amounts expended by Lender in so doing, and any amounts expended by Lender pursuant to Section 15.1(a) hereof, shall constitute additional indebtedness evidenced and secured by the Note, the Deed of Trust and the other Loan Documents.

       16.8 Time Is of the Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

       16.9 Partial Invalidity. In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

       16.10 Waiver of Jury Trial. THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR RELATING THERETO OR ARISING FROM ANY RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

       Borrower and Lender have executed this Agreement as of the date first above written.

                                   Borrower:

                                   PREFERRED EQUITIES CORPORATION,
                                   a Nevada corporation



                                   By:

                                       Its:



                                   NBD BANK,
                                   a Michigan banking corporation



                                   By:

                                       Its:

                   COLLATERAL ASSIGNMENT OF PROJECT DOCUMENTS


    THIS COLLATERAL ASSIGNMENT OF PROJECT DOCUMENTS dated as of April 30, 1996, by Preferred Equities Corporation, a Nevada corporation ("Assignor") and NBD Bank, a Michigan banking corporation ("Assignee").


                                  WITNESSETH:

    WHEREAS, Assignee has extended credit to the Assignor pursuant to a certain Construction Loan Agreement of even date herewith (the "Loan Agreement") and the Assignor has executed and delivered to Assignee a note of even date herewith payable to Assignee in the original principal amount of $1,440,000 (the "Note"), payment of which is secured without limitation by a certain Deed of Trust, Assignment of Rents, Security Agreement, and Financing Statement (the "Deed of Trust") from Assignor for the benefit of Assignee of even date herewith covering the real estate described in the Deed of Trust (the "Mortgaged Premises"); and

    WHEREAS, the Assignee, in addition to the collateral provided in the Deed of Trust, has required the execution and delivery of this Assignment.

    NOW, THEREFORE, in consideration of the recitals set forth above and incorporated herein, and for other good and valuable consideration, Assignor agrees as follows:

    I. Assignor hereby grants, transfers and assigns to Assignee all the right, title and interest of Assignor in and to the following documents now or hereafter executed by Assignor:

         (i) that certain Construction Agreement between Assignor and Floyd's Construction, Inc. consistent with a proposal dated as of ____________, 1996 with respect to water and sewer improvements and that certain letter agreement between Assignor and Wulfenstein Construction dated September 14, 1995 with respect to roadway improvements
    (collectively, the "General Contracts");

         (ii) all guarantees, warranties and other undertakings covering the quality or performance of the work or the quality of the materials required by the General Contracts;

         (iii) all building permits, governmental permits, licenses and authorizations, now or hereafter used in connection with the construction of the Improvements as defined in the Loan Agreement, to the extent assignable;

         (iv) the plans and specifications prepared by Crosby Mead Benton & Associates and identified on Exhibit A attached hereto; and

         (v) all other contracts, agreements and other documents now or hereafter executed or issued in connection with the performance of the work or the supply of the materials required for the construction of the Improvements.

The items referred to in paragraphs (i) through (v) above are sometimes hereinafter collectively referred to as the "Project Documents." The parties to the Project Documents other than Assignor are hereinafter collectively called the "Parties."

    This Assignment is given for the purpose of securing the payment of all sums, including without limitation, the payment of principal and interest due under the Note, now or at any time due Assignee under the the Loan Documents (as defined in the Loan Agreement) and any extensions, modifications, amendments and renewals thereof, and the performance and discharge of the obligations, covenants, conditions and agreements of Assignor contained herein and of the Borrower contained in the Loan Documents.

    II.  Assignor agrees:

         A. To abide faithfully by, perform and discharge each and every obligation, covenant, condition and agreement of the Project Documents to be performed by Assignor and to enforce performance by each of the Parties of each and every obligation, covenant, condition and agreement to be performed by the Parties.

         B. That the occurrence of any of the following shall constitute an Event of Default hereunder:

              (1) A default by Assignor in the observance or performance of any obligation, covenant, condition or agreement herein which continues for a period of thirty (30) days; or

              (2) Any representation or warranty made by Assignor herein which is not true and correct in any material respect as of the date hereof; or

              (3) A default by the Borrower under any of the Loan Documents, which shall not be cured within the grace or notice period, if any, provided for therein.

         C. That any Event of Default hereunder, as provided above, shall be deemed to be a default under the Deed of Trust and the Loan Documents. Upon the occurrence of any Event of Default hereunder, Assignee shall have the right (but not the obligation), without notice to or demand on Assignor: (1) to declare all sums evidenced or secured by the Loan Documents and hereby immediately due and payable, (2) to exercise any and all rights and remedies provided under the Loan Documents or hereunder as well as such remedies as may be available at law or in equity, and (3) to correct any such default in such manner and to such extent as Assignee may deem necessary to protect the security hereof, including specifically, without limitation, the right (but not the obligation) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee; and also the right (but not the obligation) to perform and discharge each and every obligation, covenant, condition and agreement of Assignor under the Project Documents, and, in exercising any such powers, to pay necessary costs and expenses, employ counsel and incur and pay reasonable attorneys' fees and expenses. Assignee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any of the Project Documents, or by reason of this Assignment.

         D. At any time after the occurrence of an Event of Default, Assignee may, at its option, without notice, and without regard to the adequacy of security for the indebtedness hereby secured, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court at any time hereafter, enforce for its own benefit the Project Documents, or any of them. The exercise of any rights under this Assignment shall not be deemed to cure or waive any default under the Loan Documents executed in connection therewith, or waive, modify or affect any notice of default under the Loan Documents executed in connection therewith, or invalidate any act done pursuant to such notice.

         E. That each of the Parties upon written notice from Assignee of the occurrence of an Event of Default, shall be and is hereby authorized by Assignor to perform each of their respective contracts for the benefit of Assignee in accordance with the terms and conditions thereof without any obligation to determine whether such an Event of Default has in fact occurred.

         F. That in the exercise of the powers herein granted to Assignee, no liability shall be asserted or enforced against Assignee, all such liability being hereby expressly waived and released by Assignor. Assignor hereby agrees to indemnify and hold Assignee free and harmless from and against any and all liability, expense, cost, loss or damage which Assignee may incur by reason of any act or omission of Assignor under any of the Project Documents. Should Assignee incur any liability, expense, cost, loss or damage (1) under the Project Documents for which it is to be indemnified by Assignor as aforesaid, or (2) by reason of the exercise of Assignee's rights hereunder (including but not limited to, the exercise of the rights granted to Assignee under Section II.C hereof), the amount thereof, including reasonable costs, expenses and attorneys' fees and expenses, shall be secured hereby and by the Loan Documents (whether or not such amount, when aggregated with other sums secured by the Loan Documents, exceeds the face amount of the Note) and shall (a) be due and payable immediately upon demand by Assignee, and (b) bear interest at the default rate set forth in the Note.

         G. That this Assignment shall be assignable by Assignee to any assignee of Assignee and all representations, warranties, covenants, powers and rights herein contained shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective legal representatives, successors and assigns.

    III. Assignor further hereby covenants and represents to Assignee that (i) Assignor has not previously assigned, sold, pledged, transferred, mortgaged, hypothecated or otherwise encumbered the Project Documents or any of them, or its right, title and interest therein, (ii) Assignor shall not assign, sell, pledge, transfer, mortgage, hypothecate or otherwise encumber its interests in the Project Documents or any of them except in connection with a permitted transfer set forth in the Deed of Trust, (iii) Assignor has not performed any act which might prevent Assignor from performing its undertakings hereunder or which might prevent Assignee from operating under or enforcing any of the terms and conditions hereof or which would limit Assignee in such operation or enforcement, (iv) Assignor is not in default under the Project Documents or any of them, and to the best knowledge of Assignor, none of the Parties to the respective Project Documents is in default thereunder except as disclosed in writing to Assignee, and (v) upon execution of any of the Project Documents, Assignor will deliver a copy of such Project Documents to Assignee and will require such of the Parties thereto as Assignee may designate to execute and deliver to Assignee a consent to this Assignment.

    IV. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given if hand delivered or if mailed by United States registered or certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier, addressed as follows:

If to the Assignor:

    Preferred Equities Corporation
    4310 Paradise Road
    Las Vegas, Nevada  89109
    Attn: Frederick H. Conte

with a copy to:

    Preferred Equities Corporation
    4310 Paradise Road
    Las Vegas, Nevada  89109
    Attn: Jerome J. Cohen
           President
with a copy to:

    Mego Financial Corp.
    4310 Paradise Road
    Las Vegas, Nevada  89109
    Attn: Jerome J. Cohen
          President

If to Assignee:

    NBD Bank
    611 Woodward Avenue
    Detroit, Michigan  48226
    Attn: Richard J. Johnsen
          Financial Services Division, 3rd Floor


or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

    V. This Assignment is made for collateral purposes only and the duties and obligations of Assignor under this Assignment shall terminate when all sums due Assignee under the Loan Documents are paid in full and all obligations, covenants, conditions and agreements of Assignor contained in the Loan Documents executed in connection therewith are performed and discharged.

  VI.  This Assignment shall be governed by the laws of the State of Michigan.

    VII. It is expressly intended, understood and agreed that this Assignment is made and entered into for the sole protection and benefit of Assignor and Assignee, and their respective successors and assigns.

    VIII. Nothing contained herein or in the Deed of Trust or any of the Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than assignor and assignee. Nothing contained herein shall be deemed to create any third party beneficiary rights in any party.

    IX. Assignor and Assignee intend and believe that each provision in this Assignment comports with all applicable local, state or federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Assignment is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision or public policy, and if such court should declare such portion, provision or provisions of this Assignment to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Assignor and Assignee that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein and that the rights, obligations and interests of Assignor and Assignee under the remainder of this Assignment shall continue in full force and effect.

    WITNESS the due execution of this Assignment as of the date first above written.

                                   PREFERRED EQUITIES CORPORATION,
                                   a Nevada corporation



                                         By:

                                            Its:

Drawn out of state
Mail to:
Colleen M. Shevnock
Dickinson, Wright, Moon, Van Dusen & Freeman
500 Woodward Avenue, Suite 4000
Detroit, Michigan 48226


                      DEED OF TRUST, ASSIGNMENT OF RENTS,
                  SECURITY AGREEMENT, AND FINANCING STATEMENT


    THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, AND FINANCING STATEMENT (the "Deed of Trust") dated as of April 30, 1996 from PREFERRED EQUITIES CORPORATION, a Nevada corporation, (the "Borrower"), to UNITED TITLE OF NEVADA, a Nevada corporation, as trustee (in such capacity, the "Trustee") for the benefit of NBD BANK, a Michigan banking corporation, and its successors and assigns (collectively, the "Bank");

                              W I T N E S S E T H:

    WHEREAS, the Borrower has entered into a Construction Loan Agreement, dated as of April 30, 1996 (the "Loan Agreement") with the Bank pursuant to which the Bank may make a construction loan (the "Loan") to the Borrower to finance the construction of certain infrastructure improvements for the benefit of the Mortgaged Premises (as defined hereinafter);

    WHEREAS, as a condition to the effectiveness of the obligations of the Bank under the Loan Agreement, the Borrower is obligated, among other things, to grant a lien on the Mortgaged Premises;

    NOW, THEREFORE, to secure (a) the payment of the principal sum of ONE MILLION FOUR HUNDRED FORTY THOUSAND DOLLARS ($1,440,000.00) together with interest thereon, in accordance with the terms of a promissory note dated April 30, 1996 issued by the Borrower pursuant to the Loan Agreement (the "Note"),
(b) the performance of the covenants herein contained and any monies expended by the Bank in connection therewith, and (c) the payment of all obligations and performance of all covenants of the Borrower under the Loan Agreement and any other documents, agreements or instruments between the Borrower and the Bank given in connection therewith (all of the aforesaid indebtedness, obligations and liabilities of the Borrower being herein called the "Mortgage Indebtedness" and all of the documents, agreements and instruments between the Borrower and the Bank evidencing or securing the repayment of, or otherwise pertaining to, the Mortgage Indebtedness being herein collectively called the "Operative Documents"), the Borrower does hereby irrevocably grant and convey unto the Trustee, and its successors and assigns, in trust with the power of sale, for the benefit of the Bank and its successors and assigns, the land, premises and property situated in the Township of Pahrump, County of Nye, and State of Nevada, more specifically described in Exhibit A hereto (the "Mortgaged Premises");

    TOGETHER with all buildings and improvements now or hereafter situated upon the Mortgaged Premises or any part thereof;

    TOGETHER with all additions, modifications and improvements now or hereafter erected thereon, all rights, appurtenances, easements, rights of way, licenses, privileges, remainders and reversions appertaining thereto and all apparatus, building materials, equipment and articles of personal property now or hereafter attached thereto as fixtures, and replacements thereof from time to time, including, but not limited to, all heating, refrigerating, air conditioning, gas, plumbing and electric apparatus and equipment, all boilers, engines, motors, power equipment, piping and plumbing fixtures, pumps, tanks, lighting equipment and systems, fire prevention and sprinkling equipment and systems, and other things now or hereafter thereon or therein, and the proceeds, including without limitation insurance proceeds, of any of the foregoing, and all rents, issues and profits from the Mortgaged Premises (the "Rents") and the buildings and improvements and facilities thereon under present or future leases, or otherwise, which are hereby specifically assigned, transferred and set over unto the Bank, and all right, title and interest of the Borrower, if any, in and to the land lying in the bed of any street, road, avenue, alley or walkway, opened or proposed or vacated, or any strip or gore, in front of or adjoining the Mortgaged Premises, and any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Premises as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, (c) any loss of or damage to any building or other improvement on the Mortgaged Premises (d) any other injury to or decrease in the value of the Mortgaged Premises or (e) any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Mortgaged Premises to the extent of all amounts which may be secured by this Deed of Trust at the date of receipt of any such award or payment by the Bank, and of the reasonable counsel fees, costs and disbursements incurred by the Bank in connection with the collection of such award or payment, (the foregoing, including the Mortgaged Premises, being hereinafter collectively referred to as the "Property");

    TO HAVE AND TO HOLD the Property, with all the rights, privileges and appurtenances thereunto belonging or appertaining to the Trustee, his heirs, successors and assigns, in fee simple forever, upon the trusts and for the uses and purposes hereinafter set out;

    AND THE BORROWER hereby warrants and represents to the Trustee and its successors and assigns and the Bank and its successors and assigns, that the Borrower is seized of the Property in fee simple and has the right to convey the same in fee simple; that the Mortgaged Premises is marketable and free and clear of all liens or encumbrances (other than Permitted Encumbrances as hereinafter defined) and that the Borrower will warrant and defend the title to the Property against the claims of all persons whomsoever; provided, however, that

    THIS CONVEYANCE IS MADE UPON THIS SPECIAL TRUST, that if the Borrower shall pay all of the principal of, premium, if any, and interest on the Note and all other sums payable hereunder and under the Loan Agreement, and if the Borrower shall comply with all the covenants, terms and conditions of this Deed of Trust and the Loan Agreement, then this conveyance shall be of no further force and effect and shall be cancelled of record at the cost of the Borrower.

    As used herein "Permitted Encumbrances" means all matters set forth on Exhibit B hereto.

    This Deed of Trust constitutes a "security agreement" as that term is defined in the Uniform Commercial Code as enacted in the State of Nevada (the "U.C.C.") with respect to, among other things, any personal property or fixtures located on the Mortgaged Premises which comprise part of the Property and the Rents and any part thereof, and creates and Borrower hereby grants to the Bank a continuing first and prior security interest for the Bank's benefit in such fixtures, personal property and the Rents to secure the Mortgage Indebtedness. In that regard, Borrower grants to the Bank all of the rights and remedies of a secured party under the U.C.C. A financing statement or statements shall from time to time be executed by the Bank and the Borrower or by the Borrower alone and filed in the manner required to perfect said security interest under the U.C.C.

    As to the collateral which are or are to become fixtures relating to the Property and improvements thereon, the parties intend that as to these goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Property is located. For such purposes, the name and address of the Bank as Secured Party and Borrower as Debtor are as listed in Section 14(a). Information concerning the collateral can be obtained from the Borrower and the Bank at the addresses set forth therein.

    This Deed of Trust is given to secure present and future obligations under the Loan Agreement in the amount of $1,440,000 and a number of performance obligations under the Loan Agreement and the Deed of Trust.

    Section 1. Maintenance and Modification of the Property. The Trustee shall not be under any obligation to operate, maintain or repair the Property. The Borrower shall not commit or permit to be committed any waste on the Property and shall keep and maintain the Property in good repair and fully insured as required by the Loan Agreement and will promptly comply with all laws, ordinances, orders, rules, regulations and requirements of any governmental body applicable to the Property. The Bank may at any time, after reasonable notice to the Borrower and subject to the reasonable security and safety requirements of the Borrower, enter or cause entry to be made upon the Property and inspect the Property, and if the Bank finds that the Borrower is in violation of any of the foregoing provisions, the Bank may, if such violation is not corrected within 30 days after written notice thereof by the Bank to the Borrower, enter upon the Property and take such actions as may be necessary to correct such violation and pay such sums of money as the Bank in its sole discretion shall determine to be necessary therefor; provided, however, that if the Borrower shall fail to make any repair, restoration or replacement which, if begun and continued with due diligence, can be completed but not within a period of 30 days, then such period shall be extended as shall be necessary to enable the Borrower to complete such repair, restoration or replacement through the exercise of due diligence. The Borrower shall not permit or suffer others to commit a nuisance in or about the Property or itself commit a nuisance in connection with its use or occupancy of the Property.

    Section 2. Charges, Liens and Encumbrances. The Borrower shall pay, before the same become delinquent or subject to interest or penalties, all charges, liens and encumbrances, except Permitted Encumbrances, which now are or may hereafter become a lien upon the Mortgaged Premises or any part thereof, including but not limited to all ground rents, taxes, assessments, insurance premiums and utility rates, and in default thereof the Bank may pay, upon 10 days notice to the Borrower, any such charges or encumbrances for the account of the Borrower, and any such additional sums of money as the Bank may deem to be necessary for the satisfaction thereof, and the Bank shall be the sole judge of the legality or validity thereof and of the amounts necessary to be paid in satisfaction thereof. Borrower shall have the right to contest, in good faith, the proposed assessment of ad valorem taxes or special assessments by governmental authorities having jurisdiction over the Mortgaged Premises and any other charges, liens and encumbrances filed against the Mortgaged Premises; provided, however, Borrower shall give written notice thereof to the Bank and the Bank may, in its sole discretion, require Borrower to post a bond or other collateral satisfactory to the Bank in connection with any such action by Borrower.

    Section 3. Liens. The Borrower will not voluntarily create or permit to be created against the Property any lien, encumbrance, or charge inferior, equal or superior to the lien of this Deed of Trust, except as otherwise permitted by this Deed of Trust and the Loan Agreement. The Borrower will comply with the terms set forth in the Loan Agreement relating to liens and encumbrances and except as provided therein will satisfy or discharge any such liens or encumbrances as may be filed or asserted against the Property within the time and in the manner provided in the Loan Agreement as the case may be.

    Section 4. Grant and Release of Easements. If no Event of Default (as hereinafter defined) shall have occurred, the Borrower may at any time or times grant easements, licenses, rights of way and other rights or privileges in the nature of easements and may release existing interests, easements, licenses, rights of way and other such rights or privileges, with respect to any part of the

Property, with or without consideration, and the Bank agrees that it shall execute and deliver and will cause, request or direct the Trustee to execute and deliver any instrument necessary or appropriate to grant or release any such interest, easement, license, right of way or other right or privilege but only upon receipt of (i) a copy of the instrument of grant or release, (ii) a written application signed by a representative of the Borrower.

    Section 5.  Events of Default; Remedies of the Trustee Upon Default.

    (a)  If any of the following events shall occur:

         (i) failure of the Borrower to pay when due the principal of and interest on the Note which failure continues for a period of three (3) days after notice thereof; or

         (ii) the occurrence of an Event of Default under the Loan Agreement or any other Operative Document; or

         (iii) default in any of the terms, conditions or covenants contained in this Deed of Trust for a period of thirty (30) days after receipt by the Borrower of written notice specifying such failure and requesting that it be remedied, given to the Borrower by the Bank, unless the Bank shall agree in writing to an extension of time prior to its expiration; or

         (iv) if the Borrower shall sell, lease, transfer, assign, mortgage or otherwise encumber or dispose of the Property or any part thereof, except pursuant to the terms of the Loan Agreement or the terms hereof;

then and in any such event (hereinafter referred to as an "Event of Default") which shall not have been waived, the Mortgage Indebtedness hereunder shall, at the option of the Bank, become at once due and payable, regardless of the maturity date thereof.

    (b) All rights of action under this Deed of Trust, if permitted by applicable law, may be enforced by the Trustee without the production of this Deed of Trust at any trial or other proceeding relating thereto. The Trustee and the Bank shall have the right to enter upon the Property to such extent and as often as the Trustee or Bank, in its or their sole discretion, deems necessary or desirable in order to prevent or cure any default by the Borrower. Upon the occurrence of an Event of Default which shall not have been waived, the Trustee or Bank may take possession of all or any part of the Property together with the books, papers and accounts of the Borrower pertaining thereto and necessary for operation and hold, operate and manage the same, and from time to time make all needful repairs and those improvements which are required by law as shall be deemed expedient by the Trustee or Bank; and the Trustee or Bank may lease any part of the Property in the name of and for the account of the Borrower, and collect, receive and sequester the rent, revenues, receipts, earnings, income, products and profits therefrom, and out of the same and from any moneys received from any receiver of any part thereof pay, and set up proper reserves for the payment of, all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee or Bank, its agents and counsel, and any charges of the Trustee or Bank hereunder, and any taxes and assessments and other charges prior to the lien of this Deed of Trust which the Trustee or Bank may deem it proper to pay, and all expenses of such repairs and improvements, and apply the remainder of the moneys so received in accordance with the provisions hereof. The Trustee or the Bank will attempt to keep confidential any such confidential books, papers and accounts taken by the Trustee or Bank pursuant to this section.

    The Trustee or Bank shall have the right, after the occurrence of an Event of Default which shall not have been waived, to the appointment of a receiver to collect the rents and profits from the Property without consideration of the value of the premises or the solvency of any person liable for the payment of the amounts then owing, and all amounts collected by the receiver shall, after expenses of the receivership, be applied to the payment of the indebtedness hereby secured, and the Trustee or Bank, at its option, in lieu of an appointment of a receiver, shall have the right to do the same. If such receiver should be appointed or if there should be a sale of the said premises, as provided below, the Borrower, or any person in possession of the premises thereunder, as tenant or otherwise, shall become a tenant at will of the receiver or of the purchaser and may be removed by a writ of ejectment, summary ejectment or other lawful remedy.

    (c) Upon the occurrence of an Event of Default which shall not have been waived, the Trustee is hereby authorized and empowered, upon application of the Bank, to expose to sale and to sell all or from time to time any part of the Property at public auction for cash, after first having complied with all applicable requirements of Nevada law with respect to the exercise of powers of sale contained in deeds of trust.

    (d) The Borrower hereby waives, to the full extent it may lawfully do so, the benefit of all appraisement, valuation, stay, moratorium, exemption from execution, extension and redemption laws and any statute of limitations, now or hereafter in force, and all rights of marshalling in the event of the sale of the Property or any part thereof or any interest therein.

    Section 6. Application of Proceeds. In the event of any sale of the Mortgaged Premises by foreclosure, through judicial proceedings, by advertisement or otherwise, the Bank shall apply the proceeds of any such sale in the order following to: (i) all expenses incurred for the collection of the Mortgage Indebtedness and the foreclosure of this Deed of Trust, including reasonable attorneys' fees and disbursements, or such attorneys' fees and disbursements as are permitted by law, (ii) all sums expended or incurred by the Trustee or the Bank directly or indirectly in carrying out the terms, covenants and agreements of the Note, this Deed of Trust and the other Operative Documents, together with interest thereon as therein provided, (iii) all accrued and unpaid interest upon the Mortgage Indebtedness, (iv) the unpaid principal amount of the Mortgage Indebtedness, and (v) the surplus, if any there be, unless a court of competent jurisdiction decrees otherwise, to the Borrower.

    Section 7. General Covenant. The Borrower shall pay the Mortgage Indebtedness and will fully perform all of its covenants, agreements and obligations herein, in the Loan Agreement required to be performed, all at the times and in the manner provided in this Deed of Trust and the Loan Agreement.

    Section 8. Payment of Costs, Attorneys' Fees and Expenses. The Borrower shall pay any and all costs, reasonable attorneys' fees (without regard to any statutory presumption) and other expenses of whatever kind incurred by the Bank in connection with (a) obtaining possession of the Property, (b) the protection and preservation of the Property pursuant hereto, (c) the collection of any sum or sums secured hereby, (d) any litigation involving the Property, this Deed of Trust, any benefit accruing by virtue of the provisions hereof, or the rights of the Trustee or the Bank, (e) the presentation of any claim under any administrative or other proceedings in which proof of claim is required by law to be filed, (f) any additional examination of the title to the Property which may be reasonably required by the Bank, or (g) taking any steps whatsoever in enforcing this Deed of Trust, claiming any benefit accruing by virtue of the rights of the Trustee or the Bank hereunder.

    Section 9. Insurance and Taxes. The Borrower will obtain and maintain certain insurance in accordance with the terms of the Loan Agreement and pay all lawful taxes, assessments and charges at any time levied or assessed upon the Property or any part thereof.

    Section 10. Environmental Matters. The Borrower shall comply with the terms of the Environmental Certificate previously delivered to the Bank.

    Section 11. No Sale, Etc. of Property. Except as otherwise expressly provided in Section

15 hereof or by the terms of the Loan Agreement and the Operative Documents, the Borrower will not sell, lease, transfer, assign, mortgage or otherwise encumber or dispose of the Property or any part thereof. The execution and performance of sales agreements to sell individual platted lots of the Mortgaged Premises in the ordinary course of business and subject to the provisions of Section 15 hereof shall not constitute a breach of the foregoing provisions.

    Section 12. Advances by Trustee or the Bank. The Trustee or the Bank is authorized, but shall not be obligated, to make for the account of the Borrower any payment which is required to be made pursuant to law or any instrument or agreement secured by a lien prior to the lien created by this Deed of Trust, the nonpayment of which would constitute a default, including but not limited to repayments of principal and payments of interest, taxes and insurance premiums. All sums so advanced shall bear interest at the per annum interest rate provided in the Note or the maximum rate permitted by law, whichever is lower, from the date of the advance to the date of repayment, shall attach to and become a part of the debt secured hereby, and shall become payable at any time on demand therefor. The failure to make payment on demand shall, at the option of the Trustee or the Bank, constitute a default hereunder, giving rise to all of the remedies herein provided for an Event of Default.

    The Bank or the Trustee (with the written permission of the Bank) may grant any extension, forbearance or other indulgence, may release any part of the Property from the lien hereof and may release any person from liability without affecting the personal liability of any person for payment of indebtedness secured hereby or otherwise affecting the lien hereof.

    Section 13. The Trustee. The Trustee shall be under no duty to take any action hereunder or to perform any act which would involve him in expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to his satisfaction. All reasonable expenses, charges, counsel fees and other disbursements incurred by the Trustee in and about the administration and execution of the trusts hereby created, and the performance of his duties and powers hereunder, shall be secured by this Deed of Trust prior to the lien hereunder securing the Mortgage Indebtedness, and shall bear interest at the per annum rate of interest provided in the Note, or the maximum rate permitted by law, whichever is lower. The Bank shall at any time have the irrevocable right to remove the Trustee without notice or cause and to appoint his successor by an instrument in writing, duly acknowledged, in such form as to entitle such written instrument to be recorded in the State of Nevada, and in the event of the resignation of the Trustee, the Bank shall have the right to appoint his successor by such instrument, and any successor trustee so appointed shall be vested with title to the Property, and shall possess all the powers, duties and obligations herein conferred upon the Trustee in the same manner and to the same extent as though he or it were named herein as Trustee.

    Section 14.  Miscellaneous.

    (a) Notices. All notices, approvals, consents, requests and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when delivered or mailed by first class registered or certified mail, postage prepaid, or by a nationally recognized overnight courier, addressed as follows: (a) if to the Borrower, at 4310 Paradise Road, Las Vegas, Nevada 89109, or (b) if to the Bank, at 611
Woodward Avenue, Detroit, Michigan 48226, Attention:   Richard J. Johnsen,
Financial Services Division, 3rd Floor, or (c) if to the Trustee, at 4100 West Flamingo Road, Suite 1000, Las Vegas, Nevada 89103. The Borrower, the Trustee, or the Bank may, by notice given hereunder, from time to time designate any further or different addresses to which subsequent notices, approvals, consents, request or other communications shall be sent or administrative units or officers to whose attention the same shall be directed.

    (b) Limitation of Liability of Commissioners, Etc., of the Bank. No covenant, condition, agreement or obligation contained herein shall be deemed to be a covenant, agreement or obligation of a present or future commissioner, officer, employee or agent of the Bank in his individual capacity. No commissioner, officer, employee or agent of the Bank shall incur any personal liability with respect to any other action or failure to act pursuant to this Deed of Trust, provided such commissioner, officer, employee or agent acts in good faith.

    (c) Successors and Assigns. This Deed of Trust shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and the Bank and the Trustee and their respective successors and assigns.

    (d) Execution in Counterparts. This Deed of Trust may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    (e) Applicable Law. This Deed of Trust shall be governed by and construed in accordance with the applicable laws of the State of Nevada.

    (f) Severability. In the event any provision of this Deed of Trust shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

    Section 15. Partial Release. If no Event of Default then exists under this Deed of Trust or any other Operative Documents, upon receipt of the release price of Seven Thousand Five Hundred Dollars ($7,500) per platted lot, the Bank shall release from the lien of this Deed of Trust the lot for which payment was made. From and after the existence of any Event of Default, the Bank shall not be obligated to release any lots from the lien of the Deed of Trust.

    IN WITNESS WHEREOF, the Borrower has caused this Deed of Trust to be executed in its name and its seal to be affixed hereon and attested by its duly authorized officers, all of the date first above written.

ATTEST:                           PREFERRED EQUITIES CORPORATION,
                                  Nevada corporation


                                  By: ________________________________

                                      Its: ___________________________


STATE OF NEVADA    )
                   )SS
COUNTY OF ________ )

    This instrument was acknowledged before me on the ____ day of April, 1996, by __________ as ____________ of PREFERRED EQUITIES CORPORATION, a Nevada corporation.

                             _______________________________

                             Notary Public
                             ________ County, Nevada
                             My commission expires: ________

                                PROMISSORY NOTE


$1,440,000                       April 30, 1996


       FOR VALUE RECEIVED, the undersigned, PREFERRED EQUITIES CORPORATION, a Nevada corporation (the "Maker"), whose address is 4310 Paradise Road, Las Vegas, Nevada 89109, hereby promises to pay to the order of NBD BANK, a Michigan banking corporation (the "Bank"), at the Bank's main banking office in Detroit, Michigan in lawful currency of the United States of America and in immediately available funds, the principal sum of ONE MILLION FOUR HUNDRED FORTY THOUSAND DOLLARS ($1,440,000) or so much thereof as shall be outstanding pursuant to the terms of a certain Construction Loan Agreement between the Maker and the Bank dated of even date herewith (the "Loan Agreement"), together with interest thereon, computed on the basis of a 360-day year for the actual number of days elapsed, on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until such loan shall be paid in full, at the rate per annum equal to two percent (2.0%) per annum plus the rate per annum announced from time to time by the Bank as its "prime rate" (the "Prime Rate") (which "prime rate" may not be the lowest rate charged by the Bank to any of its customers), and with interest on overdue principal and any other overdue amount payable by the Maker (other than interest) under the Loan Agreement or any instrument now or hereafter evidencing or securing the indebtedness evidenced hereby from the date due (whether at stated maturity, by acceleration or otherwise), until paid at the rate which is four percent (4%) per annum in excess of the Prime Rate. The initial rate of interest on this Note shall be based upon the rate described above in effect on the date hereof; thereafter, such rate shall change on the effective date of any change in the rate described above.

       Principal and interest shall be paid as follows: Interest only shall be paid on the 31st day of May, 1996 and the last day of each and every month thereafter until the date which shall be twenty-four months from the date hereof (the "Maturity Date"). Principal shall be paid as lots are sold and released by payment of the release price as provided in the Deed of Trust (as defined below). On the Maturity Date, the entire principal balance outstanding hereunder, plus accrued interest thereon, shall be due and payable in full.

       If default shall be made in the payment of the whole or any part of the several installments of this Note when due, if an Event of Default shall occur under the Loan Agreement or under any of the instruments now or hereafter evidencing or securing the indebtedness evidenced hereby, the holder of this Note may apply payments received on any amounts due hereunder or under the terms of any instrument now or hereafter evidencing or securing the indebtedness as said holder may determine and, if the holder of this Note so elects, notice of election being expressly waived, the principal remaining unpaid with accrued interest shall at once become due and payable.

       In the event any installment shall be overdue for a period in excess of ten (10) days, a late charge of four ($.04) cents for each One Dollar ($1.00) so overdue may be charged by the holder hereof for the purpose of defraying expenses incident to the handling of the delinquent payment.

       This Note is secured by a certain Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement of even date herewith (the "Deed of Trust") which is a lien on real estate in Nye County, Nevada (the "mortgaged premises") and shall be construed by the laws of said state.

       Notwithstanding any provision herein or in any instrument now or hereafter securing this Note, in no event shall the amount of interest paid or agreed to be paid to the holder of this Note exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Deed of Trust or any other instrument securing this Note or all or any part of the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under such applicable law.

       The undersigned waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees, and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every instrument now evidencing or securing said indebtedness. No extension of the time for the payment of this Note or any installment hereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of any of the undersigned not a party to such agreement.

       This Note may be prepaid, in whole or in part, at any time, without penalty.



                                   PREFERRED EQUITIES CORPORATION,
                                    a Nevada corporation



                                    By:_________________________________

                                       Its:___________________________